                                                       RIVERSIDE



________________________________________________________________








                    ASSET PURCHASE AGREEMENT

                         BY AND BETWEEN


              AMERICAN CABLE TV INVESTORS 5, LTD.


                              AND


                  CENTURY COMMUNICATIONS CORP.




                          DATED AS OF

                        August 12, 1998





__________________________________________________________________

                       TABLE OF CONTENTS
                                                             Page


ARTICLE I.......................................................1

1.   Definitions................................................1
     Accounts Receivable........................................1
     Adjustment Time............................................1
     Affiliate..................................................1
     Alternative Transaction....................................1
     Assets.....................................................2
     Assumed Liabilities........................................2
     Basic Services.............................................2
     Basic Subscriber Rate......................................2
     Best of Seller's Knowledge.................................2
     Business...................................................2
     Business Day...............................................2
     Buyer......................................................2
     Buyer Financial Statement..................................2
     Buyer Interim Financial Statement..........................2
     Cable Act..................................................2
     Closing....................................................3
     Closing Date...............................................3
     Code.......................................................3
     Communications Act.........................................3
     Consents...................................................3
     Copyright Act..............................................3
     Deposit....................................................3
     Employer...................................................3
     Employer Plans.............................................3
     Encumbrance................................................3
     Environmental Law..........................................3
     Equipment..................................................3
     Equivalent Basic Subscribers...............................3
     ERISA......................................................4
     Escrow Agent...............................................4
     Escrow Agreement...........................................4
     Exchange Act...............................................4
     Excluded Assets............................................4
     Excluded Liabilities.......................................4
     Exhibits...................................................4
     Expanded Basic Services....................................4
     FCC........................................................5
     Final Adjustments Report...................................5

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     Franchise Areas............................................5
     GAAP.......................................................5
     General Partner............................................5
     Governmental Authority.....................................5
     Governmental Permits.......................................5
     Hazardous Substances.......................................5
     Homes Passed...............................................5
     HSR Act....................................................6
     Indemnity Escrow Agreement.................................6
     Intangibles................................................6
     IRS........................................................6
     Joint Venture..............................................6
     Legal Requirement..........................................6
     Limited Partners...........................................6
     Management Agreement.......................................6
     Management Agreement Termination Date......................6
     Partnership Agreement......................................6
     Pay TV.....................................................7
     Permitted Encumbrances.....................................7
     Person.....................................................7
     Preliminary Adjustments Report.............................7
     Prime Rate.................................................7
     Purchase Price.............................................7
     Real Property..............................................7
     Regulatory Requirement.....................................7
     Required Consents..........................................7
     Schedules..................................................7
     SEC........................................................7
     Securities Act.............................................7
     Seller.....................................................7
     Seller Contracts...........................................8
     Seller Financial Statements................................8
     Seller's Escrow............................................8
     System.....................................................8
     Taking.....................................................8
     Tax Return.................................................8
     Taxes......................................................8
     TCI........................................................8
     TCI........................................................8
     Telecom Act................................................8
     Termination Date...........................................8
     WARN Act...................................................8

ARTICLE II......................................................8

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2.   Purchase and Sale of Assets................................8
               2.1  Purchase and Sale of Assets.................8
               2.2  Time and Place of Closing...................9

ARTICLE III.....................................................9

3.   Consideration..............................................9
               3.1  Consideration for the Assets................9
               3.2  Purchase Price Prorations...................9
               3.3  Purchase Price Adjustments.................10
               3.4  Preliminary and Final Settlements..........11
               3.5  Disputed Liabilities.......................12
               3.6  Allocation of Purchase Price...............12

ARTICLE IV.....................................................13

4.   Assumed Liabilities and Excluded Assets...................13
               4.1  Assignment and Assumption..................13
               4.2  Excluded Assets............................13

ARTICLE V......................................................14

5.   Representations and Warranties of Seller..................14
               5.1  Organization and Qualification.............14
               5.2  Authority and Validity.....................14
               5.3  Consents and Approvals; No Violation.......15
               5.4  Complete Systems...........................15
               5.5  Title......................................15
               5.6  Real Property..............................15
               5.7  Environmental Matters......................16
               5.8  Compliance with Law; Governmental Permits..16
               5.9  Seller Contracts...........................17
               5.10 Copyright Compliance.......................17
               5.11 Financial Statements.......................18
               5.12 Legal Proceedings..........................18
               5.13 Employment Matters.........................18
               5.14 System Information.........................20
               5.15 Finders and Brokers........................20
               5.16 Tax Matters................................20

ARTICLE VI.....................................................20

6.   Buyer's Representations and Warranties....................20
               6.1  Organization and Qualification.............20
               6.2  Authority and Validity.....................20

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               6.3  No Breach or Violation.....................21
               6.4  Litigation.................................21
               6.5  Financial Statements.......................21
               6.6  Adequate Financing.........................22
               6.7  Finders and Brokers........................22
               6.8  Qualification of Buyer.....................22

ARTICLE VII....................................................22

7.   Additional Covenants......................................22
               7.1  Access to Premises and Records.............22
               7.2  Continuity and Maintenance of Operations;
                    Financial Statements.......................22
               7.3  Employee Matters...........................23
               7.4  Consents...................................25
               7.5  HSR Notification...........................26
               7.6  Notification of Certain Matters............26
               7.7  Risk of Loss; Condemnation.................26
               7.8  Adverse Changes............................27
               7.9  Action By Limited Partners.................27
               7.10 No Solicitation............................27
               7.11 Sales and Transfer Taxes and Fees..........28
               7.12 Commercially Reasonable Efforts............28
               7.13 Title Insurance............................29
               7.14 Management of the System...................29

ARTICLE VIII...................................................29

8.   Conditions Precedent to Obligations of Buyer..............29
               8.1  HSR Act....................................29
               8.2  Governmental or Legal Action...............29
               8.3  Accuracy of Representations and Warranties.30
               8.4  Performance of Agreements..................30
               8.5  No Material Adverse Change.................30
               8.6  Consents...................................30
               8.7  Transfer Documents.........................30
               8.8  Opinions of Seller's Counsel...............30
               8.9  Opinions of Seller's FCC Counsel...........30
               8.10 Discharge of Liens.........................30
               8.11 Additional Documents and Acts..............31
               8.12 Certificates...............................31
               8.13 Assignment and Assumption..................31
               8.14 Release of Deposit.........................31

ARTICLE IX.....................................................31

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9.   Conditions Precedent to Obligations of Seller.............31
               9.1  HSR Act....................................31
               9.2  Governmental or Legal Actions..............31
               9.3  Accuracy of Representations and Warranties.31
               9.4  Performance of Agreements..................32
               9.5  Consents...................................32
               9.6  Opinions of Buyer's Counsel................32
               9.7  Limited Partner Approval...................32
               9.8  Payment of Purchase Price..................32
               9.9  Assumption of Liabilities..................32
               9.10 Additional Documents and Acts..............32
               9.11 Certificate................................32
               9.12 Fairness Opinion...........................32
               9.13 Assignment and Assumption..................32
               9.14 Release of Deposit.........................32

ARTICLE X......................................................33

10.  Termination...............................................33
               10.1 Events of Termination......................33
               10.2 Manner of Exercise.........................34
               10.3 Effect of Termination......................34
               10.4 Liquidated Damages.........................34

ARTICLE XI.....................................................35

11.  Nature and Survival of Representations, Warranties and
     Agreements................................................35
               11.1 Nature of Representations, Warranties and
                    Agreements.................................35
               11.2 Survival of Representations and Warranties.35
               11.3 Time Limitations...........................35
               11.4 Limitations as to Amount...................35

ARTICLE XII....................................................36

12.  Indemnification...........................................36
               12.1 Rights to Indemnification..................36
               12.2 Procedure for Indemnification..............36

ARTICLE XIII...................................................37

13.  Miscellaneous.............................................37
               13.1 Parties Obligated and Benefitted...........37
               13.2 Press Releases.............................37
               13.3 Notices....................................38
               13.4 Waiver.....................................39

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               13.5  Captions..................................39
               13.6  CHOICE OF LAW.............................39
               13.7  Nonrecourse...............................39
               13.8  Terms.....................................39
               13.9  Rights Cumulative.........................39
               13.10 Further Actions...........................39
               13.11 Time......................................39
               13.12 Expenses..................................39
               13.13 Specific Performance......................40
               13.14 Schedules.................................40
               13.15 Counterparts..............................40
               13.16 Entire Agreement..........................40
               13.17 Severability..............................40

                                    vi

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EXHIBITS

     Exhibit A      Geographic Areas of Seller's Business
     Exhibit B      Form of Escrow Agreement
     Exhibit C      Form of Indemnity Escrow Agreement
     Exhibit D      Form of Engagement Letter
     Exhibit E      Form for Opinion of Seller's Counsel
     Exhibit F      Form for Opinion of FCC Counsel
     Exhibit G      Form for Opinion of Buyer's Counsel

SCHEDULES

     Schedule 1.1      Subscriber Rates
     Schedule 1.2      Consents
     Schedule 1.3      Equipment
     Schedule 1.4      Franchise Areas
     Schedule 1.5      Governmental Permits
     Schedule 1.6      Permitted Encumbrances
     Schedule 1.7      Real Property
     Schedule 1.8      Seller Contracts
     Schedule 1.9      System
     Schedule 4.2      Excluded Assets
     Schedule 5.3(b)   Violations of Partnership Agreement and
                       Legal Requirements
     Schedule 5.4      Complete Systems
     Schedule 5.5      Encumbrances on Seller's Title
     Schedule 5.12     Legal Proceedings
     Schedule 5.13(c)  Employment Matters
     Schedule 5.13(d)  Employees
     Schedule 5.13(e)  Employer Plans
     Schedule 5.14     System Information
     Schedule 5.16     Taxes
     Schedule 6.3(a)   Consents to be Obtained or Waived by
                       Closing Date

                    ASSET PURCHASE AGREEMENT
                    ________________________



          This Asset Purchase Agreement ("Agreement") is made as of the 12th day of August, 1998, by and between AMERICAN CABLE TV INVESTORS 5, LTD., a Colorado limited partnership ("Seller"), and CENTURY COMMUNICATIONS CORP., a Texas corporation ("Buyer").


                        R E C I T A L S:
                        _ _ _ _ _ _ _ _

          A. Seller is engaged in the business of providing cable television service to subscribers in and around the geographic areas set forth on Exhibit A.

          B. Buyer desires to purchase and Seller desires to sell the assets of Seller designated in this Agreement used or held for use in connection with that business, upon the terms and subject to the conditions set forth in this Agreement.

          Accordingly, the parties agree as follows:


                           ARTICLE I

1.   Definitions.

          "Accounts Receivable" shall mean all accounts receivable of Seller representing amounts owed to Seller in connection with its operation of the Business through the Adjustment Time.

          "Adjustment Time" shall have the meaning set forth in
Section 3.2.

          "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

          "Alternative Transaction" shall mean any transaction which could result in the transfer of control over, or ownership of, all or substantially all the Assets, including (a) any merger or consolidation of Seller in which another Person or group of Persons acquires 50% or more of the partnership interests in Seller or the equity interests of the surviving entity, as the case may be, (b) any tender offer or exchange offer for partnership interests in Seller which, if consummated, would result in a Person or group of Persons (other than the existing partners in such entities as of the date of this Agreement) owning 50% or more of the partnership interests in

Seller or (c) any sale or other disposition of all or substantially all the Assets.

          "Assets" shall mean all properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, used or held for use in the Business in which Seller has any right, title or interest or in which Seller acquires any right, title or inter est on or before the Closing Date, including Accounts Receivable, Governmental Permits, Intangibles, Seller Contracts, Equipment and Real Property but excluding any Excluded Assets and any Assets disposed of by Seller in the ordinary course of business prior to the Closing Date.

          "Assumed Liabilities" shall have the meaning set forth in Section 4.1.

          "Basic Services" shall mean the lowest tier of cable television programming sold to subscribers of the System for which a subscriber served by the System pays a fixed monthly fee to Seller, excluding Expanded Basic Services, Pay TV and any charges for additional outlets and installation fees and revenues derived from the rental of converters, remote control devices and other like charges for equipment.

          "Basic Subscriber Rate" shall mean, for the System, the predominant monthly fees and charges derived from the provision of Basic Services to single family households, as of June 30, 1998, as set forth on Schedule 1.1.

          "Best of Seller's Knowledge" shall mean the actual knowledge of Marvin Jones, Ramona Whitman and Stan McKinzie.

          "Business" shall mean the cable television business con ducted by Seller on the date of this Agreement through the System in and around the Franchise Areas.

          "Business Day" shall mean any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado or New York, New York are required or authorized to be closed.

          "Buyer" shall mean the Person identified as such in the preamble to this Agreement.

          "Buyer Financial Statement" shall have the meaning set forth in Section 6.5.

          "Buyer Interim Financial Statement" shall have the meaning set forth in Section 6.5.

          "Cable Act" shall have the meaning set forth in Sec tion 5.8.

          "Closing" shall mean the consummation of the transactions contemplated by this Agreement, as described in
Article II.

          "Closing Date" shall mean the date on which the Closing occurs.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Communications Act" shall have the meaning set forth in Section 5.8(c).

          "Consents" shall mean any registration with, consent or approval of, notice to, or action by any Person or Governmental Authority required to permit the transfer of the Assets to Buyer or permit Seller to perform any of its other obligations under this Agreement, as set forth on Schedule 1.2.

          "Copyright Act" shall mean Title 17 of the United
States Code, as amended, and all rules and regulations thereunder.

          "Deposit" shall have the meaning set forth in Sec tion 3.1.

          "Employer" shall have the meaning set forth in Sec tion 5.13(a).

          "Employer Plans" shall have the meaning set forth in
Section 5.13(e).

          "Encumbrance" shall mean any mortgage, lien, security interest, security agreement, conditional sale or other title retention agreement, limitation, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including reservations, rights of way, possibilities of reverter, encroach ments, easements, rights of entry, restrictive covenants, leases and licenses).

          "Environmental Law" shall mean any Legal Requirement relating to pollution or protection of public health, safety or welfare or the environment, including those relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

          "Equipment" shall mean all electronic devices, trunk and distribution coaxial and optical fiber cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, subscriber's devices (including converters, encoders, transformers behind television sets and fittings), headend hardware (including origination, earth stations, transmission and distribution system), test equipment, vehicles and other tangible personal property owned, leased, used or held for use by Seller in connection with the Business, including the items described on
Schedule 1.3, but specifically excluding any equipment owned by TCI or its Affiliates (other than Seller) and used by Seller as identified by an asterisk on Schedule 1.3.

          "Equivalent Basic Subscribers" shall mean, with respect to each Franchise Area, as of any date, the number of active customers for Basic Services either in a single household, a commercial establishment or a multi-unit dwelling (including a hotel unit); provided, however, that the number of customers in a commercial establishment or multi-unit dwelling that obtain service on a "bulk-rate" basis shall be determined for each Franchise Area by dividing the gross bulk-rate billings for Basic Services and Expanded Basic Services (but excluding billings from a la carte tiers or premium services, installation or other non-recurring charges, converter rental or any outlet or connection other than the first outlet or connection, pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like) attributable to such commercial establishment or multi-unit dwelling during the most recent billing period ended prior to the date of calculation (but excluding billings in excess of a single month's charge) by the rate charged at the date of determination to individual households for the highest level of Basic Services and Expanded Basic Services offered in the Franchise Area, such rate not to be less than the rate for such Franchise Area set forth on Schedule
1.1 (excluding billings from a la carte tiers or premium services, installation or other non-recurring charges, converter rental, pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like). For purposes of this definition, (i) an "active customer" shall mean, as of any date, any person, commercial establishment or multi-unit dwelling that is paying for and receiving Basic Services from the System in that Franchise Area who has an account that is not more than 60 days past due (except for past due amounts of $10.00 or less, provided such account is otherwise current) but excluding any person, commercial establishment or multi-unit dwelling that as of the date of calculation has not paid in full the charges for at least one month of the services ordered and
(ii) the number of days a customer account is past due shall be calculated from the first day of the period for which the applicable billing relates.

          "ERISA" shall have the meaning set forth in Sec tion 5.13(b).

          "Escrow Agent" shall have the meaning set forth in Sec tion 3.1.

          "Escrow Agreement" shall have the meaning set forth in
Section 3.1.

          "Exchange Act" shall mean the Securities and Exchange
Act of 1934, as amended.

          "Excluded Assets" shall have the meaning set forth in
Section 4.2.

          "Excluded Liabilities" shall have the meaning set forth in Section 4.1(b).

          "Exhibits" shall mean the exhibits prepared and delivered pursuant to this Agreement.

           "Expanded Basic Services" shall mean any video programming provided over the System, regardless of service tier, other than Basic Services, any new product tier and video programming offered on a per channel or per program basis, for which a subscriber served by the System pays a fixed monthly fee to Seller, excluding Pay TV and any charges for additional outlets and installation fees and revenues derived from the rental of converters, remote control devices and other like charges for equipment.

          "FCC" shall have the meaning set forth in Sec tion 5.8(c).

          "Final Adjustments Report" shall have the meaning set forth in Section 3.4(b).

          "Franchise Areas" shall mean those areas in which Seller is authorized under one or more Governmental Permits issued by the applicable franchising authorities to provide cable television service to subscribers located in such areas through the ownership and operation of the System, as set forth on
Schedule 1.4.

          "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America on the date of this Agreement.

          "General Partner" shall mean IR-TCI Partners V, L.P., the general partner of Seller.

          "Governmental Authority" shall mean any of the following: (a) the United States of America; (b) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); or (c) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

          "Governmental Permits" shall mean all franchises, authorizations, permits, licenses, easements, registrations, leases, variances and similar rights obtained from any Governmental Authority which authorize or are required in connection with the operation of the Business, including those described on Schedule 1.5.

          "Hazardous Substances" shall mean any pollutant, contaminant, chemical, industrial, toxic, hazardous or noxious substance or waste which is regulated by any Governmental Authority, including (a) any petroleum or petroleum compounds (refined or crude), flammable substances, explosives, radioactive materials or any other materials or pollutants which pose a hazard or potential hazard to the Real Property or to Persons in or about the Real Property or cause the Real Property to be in violation of any laws, regulations or ordinances of federal, state or applicable local governments, (b) asbestos or any asbestos-containing material of any kind or character,
(c) polychlorinated biphenyls ("PCBs"), as regulated by the
Toxic Substances Control Act, 15 U.S.C.  2601 et seq.,
(d) any materials or substances designated as "hazardous substances" pursuant to the Clean Water Act, 33 U.S.C. 1251 et seq., (e) "economic poison," as defined in the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 135
et seq., (f) "chemical substance," "new chemical substance" or "hazardous chemical substance or mixture" pursuant to the Toxic Substances Control Act, referred to above, (g) "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq. and
(h) "hazardous waste" pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.

          "Homes Passed" shall mean, with respect to the System and as of June 30, 1998, the total of (a) the number of single family residences capable of being serviced without further line construction, (b) the number of units in multi-family residential buildings capable of being serviced without further line construction and not then governed by bulk-service agreements and
(c) the number of bulk service agreements regardless of the number of units serviced or the equivalent billing units.

          "HSR Act" shall have the meaning set forth in Sec tion 7.6.

          "Indemnity Escrow Agent" shall mean The Chase Manhattan
Bank.

          "Indemnity Escrow Agreement" shall mean the Indemnity
Escrow Agreement, to be entered into pursuant to Section 3.1, among Seller, Buyer and the Indemnity Escrow Agent, in the form set forth as Exhibit C.

          "Intangibles" shall mean all general intangibles, including subscriber lists, claims (excluding any claims relating to Excluded Assets), patents, copyrights and goodwill, if any, owned, used or held for use by Seller in connection with the Business.

          "IRS" shall mean the Internal Revenue Service.

          "Joint Venture" shall mean a joint venture to be formed by TCI and Buyer (or their respective affiliates) that will combine multiple cable television systems in Southern California.

          "Legal Requirement" shall mean any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

          "Limited Partners" shall mean the Persons who own or hold units of limited partnership interests in Seller.

          "Management Agreement" shall mean the agreement between Seller and TCICA related to the operation of the System and the other cable systems owned by Seller.

          "Management Agreement Termination Date" shall mean the date on which the Management Agreement is terminated; provided, that if TCI and Buyer enter into a management agreement pursuant to Section 7.14(b), "Management Agreement Termination Date" shall mean the date on which such management agreement is terminated.

          "Partnership Agreement" shall mean the Amended and Restated Limited Partnership Agreement of Seller, dated as of January 1, 1987, by and between IR-TCI Partners V, L.P. (formerly known as IR-Daniels Partners V, L.P.), as the general partner, and David B. Beyth, as the initial limited partner.

          "Pay TV" shall mean premium programming services selected by and sold to subscribers of the System for monthly fees in addition to the fee for Basic Services.

          "Permitted Encumbrances" shall mean the following:
(a) liens for taxes, assessments and governmental charges not yet due and payable; (b) zoning laws and ordinances and similar Legal Requirements; (c) rights reserved to any Governmental Authority to regulate the affected property; (d) as to leased Assets, interests of lessors and Encumbrances affecting the interests of the lessors; (e) the Encumbrances described on Schedule 1.6; and
(f) any liens, easements, rights-of-way, servitudes, permits, leases, restrictions and imperfections or irregularities in title that do not in any material respect, individually or in the aggregate, affect or impair the value or use of the affected Asset as it is currently being used by Seller.

          "Person" shall mean any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

          "Preliminary Adjustments Report" shall have the meaning set forth in Section 3.4(a).

          "Prime Rate" shall mean the rate of interest quoted from time to time in The Wall Street Journal as the prime rate.

          "Purchase Price" shall have the meaning set forth in
Section 3.1.

          "Real Property" shall mean all Assets consisting of interests in real property (including, to the extent applicable, improvements, fixtures and appurtenances), including the fee and leasehold interests described on Schedule 1.7, but specifically excluding any fee or leasehold interest identified by an asterisk on Schedule 1.7.

          "Regulatory Requirement" shall mean any filing required pursuant to the Securities Act, the Exchange Act, the HSR Act, state securities laws (including, but not limited to, state "blue sky" laws) and state corporate laws (including, but not limited to, takeover statutes).

          "Required Consents" shall mean the Consents designated as such on Schedule 1.2 by an asterisk.

          "Schedules" shall mean the schedules prepared and delivered pursuant to this Agreement.

          "SEC" shall mean the Securities and Exchange
Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Seller" shall mean the Person indicated as such in the preamble to this Agreement.

          "Seller Contracts" shall mean all contracts, agreements and leases, other than those that are Governmental Permits, to which Seller is a party and pertain to the ownership, operation or maintenance of the Assets or the Business, including those described on Schedule 1.8.

          "Seller Financial Statements" shall have the meaning set forth in Section 5.11.

          "Seller's Escrow" shall have the meaning set forth in
Section 3.1.

          "System" shall mean a cable television distribution system operated in the conduct of the Business, consisting of subscriber drops and associated electronic and other equipment as set forth on Schedule 1.9, but which is not capable of being operated as an independent system without connection to one or more headends or interconnections to other systems.

          "Taking" shall have the meaning set forth in Sec tion 7.7(b).

          "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority in connection with the determination, assessment, collection, administration or imposition of any Taxes.

          "Taxes" shall mean all taxes, charges, fees, liens, imposts, duties or other assessments including, but not limited to, income, withholding, excise, employment, property, sales, franchise, use and gross receipt taxes, imposed by the United States or any state, county, local or foreign government or any subdivision thereof. Such term shall also include any interest, penalties or additions attributable to such assessments.

          "TCI" shall mean TCI Communications, Inc., a Delaware corporation.

          "TCICA" shall mean TCI Cablevision Associates, Inc., a
Delaware corporation, an indirect wholly-owned subsidiary of TCI.

          "Telecom Act" shall have the meaning set forth in
Section 5.8(e).

          "Termination Date" shall mean the last Business Day of the calendar month in which the date that is 210 days from the date of this Agreement occurs.

          "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act.

                           ARTICLE II

2.   Purchase and Sale of Assets.

          2.1 Purchase and Sale of Assets. Subject to the satisfaction of the conditions to each party's obligations set forth in Articles VIII and IX (or, with respect to any condition not satisfied, the waiver thereof by the party or parties for whose benefit the condition exists), Seller shall sell, assign, transfer and deliver to Buyer all of Seller's right, title and interest in, and Buyer shall purchase, acquire, accept and pay for, the Assets.

          2.2 Time and Place of Closing. Subject to the terms and conditions of this Agreement, the Closing shall take place at 10:00 a.m. New York City time on the last Business Day of the calendar month in which the conditions to Closing as set forth in Sections 8.1, 8.6, 9.1, 9.5 and 9.7 have been satisfied or waived, in New York, New York at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, or at such other time or place as the parties may agree.


                          ARTICLE III

3.   Consideration.

          3.1 Consideration for the Assets. The aggregate consideration for the Assets shall consist of (i) an amount equal to $33,000,000, subject to proration as set forth in Section 3.2 and adjustment as set forth in Section 3.3 (the "Purchase Price") and (ii) the assumption by Buyer of the Assumed Liabilities. The Purchase Price shall be payable as follows: (a) $825,000 (the "Deposit"), payable concurrently with the execution and delivery of this Agreement in cash by means of wire or interbank transfer in immediately available funds to the trust account of Kaye, Scholer, Fierman, Hays & Handler, LLP (the "Escrow Agent"), to be held, administered and distributed for the respective benefits of the parties hereto in accordance with the terms of this Agreement and the Escrow Agreement among Seller, Buyer and the Escrow Agent dated the date of this Agreement (the "Escrow Agreement") in the form set forth as Exhibit B attached hereto, (b) $30,675,000 payable by Buyer to Seller, or Seller's designee, at Closing in cash by means of wire or interbank transfer in immediately available funds at Closing and (c) $1,500,000 (the "Seller's Escrow") payable by Buyer to the Indemnity Escrow Agent at Closing in cash by means of wire or interbank transfer in immediately available funds, to be held, administered and distributed for the respective benefits of the parties hereto in accordance with the terms of the Indemnity Escrow Agreement. At Closing, Seller and Buyer shall direct the Escrow Agent to release the Deposit to Seller, or Seller's designee, in accordance with the terms of the Escrow Agreement.

          3.2 Purchase Price Prorations. (a) All revenues (other than Accounts Receivable being purchased by Buyer hereunder) and all expenses arising from the operations of the Business up until 11:59 p.m. on the Closing Date (the "Adjustment Time"), including, but not limited to, pole rental fees, rental or other charges payable in respect of the Seller Contracts, sales and use taxes payable with respect to cable television service and equipment, which shall not include sales or use taxes arising out of the consummation of the transaction contemplated hereunder, power and utility charges, real and personal property taxes and assessments levied against the Assets, applicable franchise, copyright or other fees, sales and service charges, wages, payroll taxes and payroll expenses (excluding accrued vacation pay) of employees of Employer who primarily perform services in connection with the operation of the Business as of the Closing
                                  9

Date who are designated by Buyer as Desired Employees pursuant to
Section 7.3, and other prepaid and deferred items shall be prorated between Buyer and Seller as of the Adjustment Time in accordance with GAAP and the principle that Seller shall receive all revenues (other than Accounts Receivable being purchased by Buyer hereunder) and shall be responsible for all expenses, costs and liabilities allocable to the period prior to the Adjustment Time and Buyer shall receive all revenues and shall be responsible for all expenses, costs and liabilities allocable to the period after the Adjustment Time.

               (2) The amount of each item of revenue prorated under subsection (a) above, to a party which has not received, and under the terms of this Agreement will not receive, such revenue shall be deemed a charge against the other party. The amount of any item of cost or expense prorated under subsection
(a) above to a party which has not paid, and under the terms of this Agreement will not pay, such cost or expense shall be deemed a charge against such party. If the aggregate charges allocated to Seller as set forth in this Section 3.2(b) exceed the aggregate charges allocated to Buyer as set forth in this Sec tion 3.2(b), the Purchase Price shall be decreased by an amount equal to the difference between the aggregate charges allocated to Seller and the aggregate charges allocated to Buyer. If the aggregate charges allocated to Buyer as set forth in this Sec tion 3.2(b) exceed the aggregate charges allocated to Seller as set forth in this Section 3.2(b), the Purchase Price shall be increased by an amount equal to the difference between the aggregate charges allocated to Buyer and the aggregate charges allocated to Seller.

          3.3  Purchase Price Adjustments.  (a)  The Purchase
Price shall be increased by an amount equal to the aggregate of the following:

                    (1)  the face amount of all Accounts
Receivable which, as of the Closing Date, are outstanding for a period of not more than 60 days after their respective invoice dates; and

                    (2)  to the extent not included in the
prorations to the Purchase Price as set forth in Section 3.2, the dollar amount of all advance payments to, or deposits with, third parties relating to the Business which, as of the Closing Date, are for the account of Seller or are security for Seller's performance of its obligations under any agreement relating to the Business or any Assets, including, but not limited to, deposits made with lessors and deposits for utilities.

               (2) The Purchase Price shall be decreased by an amount equal to the sum of (i) the dollar amount of the remaining balance, as of the Closing Date, of all advance payments to, or monies of third parties on deposit with, Seller relating to the Business, including advance payments and deposits by customers served by the Business for converters, encoders, decoders, cable service and related sales, and (ii) if, as of the first day of the month in which the Closing occurs, the aggregate number of Equivalent Basic Subscribers served by the System is less than 18,853, an amount equal to (1) the difference between 18,853 and the aggregate number of Equivalent Basic Subscribers served by the System as of the first day of the month during which the Closing occurs times (2) $1,750.

          3.4 Preliminary and Final Settlements. Preliminary and final adjustments to the Purchase Price will be determined as follows:

               (1) At least five Business Days prior to the Closing Date, Seller will deliver to Buyer a report (the "Preliminary Adjustments Report"), prepared in good faith and on a reasonable basis, setting forth in reasonable detail a pro forma determination as of the Closing Date of the prorations set forth in Section 3.2 and the adjustments set forth in Sec tion 3.3. The Preliminary Adjustments Report shall be certified by an authorized officer of the general partner of the General Partner to have been prepared in good faith and on a reasonable basis.

               (2) Within 60 days after the Closing Date, Seller will deliver to Buyer a report (the "Final Adjustments Report"), prepared in good faith and on a reasonable basis, setting forth in reasonable detail the final determination of the prorations set forth in Section 3.2 and the adjustments set forth in Sec tion 3.3. The Final Adjustments Report shall make such changes to the Preliminary Adjustments Report as are necessary to cover those prorations or adjustments which (i) were estimated or were not calculated as of the Closing Date in the Preliminary Adjustments Report and (ii) were adjusted in the Preliminary Adjustments Report and which require subsequent adjustment. The Final Adjustments Report shall be certified by an authorized officer of the general partner of the General Partner to be true, complete and correct as of the date it is delivered.

          Buyer shall provide Seller with reasonable access to all records which Buyer has in its possession and which are necessary for Seller to prepare the Final Adjustments Report.

               (3) Within 30 days after receipt of the Final Adjustments Report, Buyer shall review the Final Adjustments Report and notify Seller whether or not Buyer accepts all or any of the prorations and adjustments set forth on the Final Adjustments Report. If Buyer accepts the Final Adjustments Report with respect to all prorations and adjustments contained therein, Buyer or Seller, as appropriate, shall, within five Business Days of such acceptance, make the following payments:
(i) if the Purchase Price calculated based on the Final Adjustments Report is greater than the Purchase Price calculated based on the Preliminary Adjustments Report, Buyer shall pay such difference to Seller in cash by wire or interbank transfer in immediately available funds, or (ii) if the Purchase Price calculated based on the Final Adjustments Report is less than the Purchase Price calculated based on the Preliminary Adjustments Report, Seller shall pay such difference to Buyer in cash by wire or interbank transfer in immediately available funds. In the event any payment required by this Section 3.4(c) is not made when due, Seller or Buyer, as appropriate, shall make the payment required by this Section 3.4(c) with interest accruing from the date such payment was due at the Prime Rate plus 5%.

               (4)  If Buyer in good faith objects to any
prorations and/or adjustments set forth on the Final Adjustments
Report, Buyer shall give notice thereof to Seller within 30 days after receipt of the Final Adjustments Report, specifying in reasonable detail the nature and extent of such disagreement and Buyer and Seller shall have a period of 30 days from Seller's receipt of such notice in which to resolve such disagreement. If such notice of objection is not received by Seller within 30 days after receipt of the Final Adjustments Report, it shall be deemed that Buyer has accepted the Final Adjustments Report with respect to all items set forth therein and within three Business Days after the expiration of such 30-day period Buyer or Seller, as appropriate, shall make the payments described in Section 3.4(c). Any disputed amounts which cannot be agreed to by the parties within 30 days from Seller's receipt of Buyer's notice of objection to any of the adjustments set forth in the Final Adjustments
Report shall be determined by the accounting firm of KPMG Peat Marwick in accordance with the engagement letter set forth on Exhibit D attached hereto. The engagement of and the determination by KPMG Peat Marwick (or any other accounting firm designated by KPMG Peat Marwick as set forth below) shall be binding on and shall be nonappealable by Seller and Buyer. If for any reason KPMG Peat Marwick is unable to act in such capacity, such determination will be made by any other nationally recognized accounting firm selected by KPMG Peat Marwick. Seller and Buyer will bear equally the fees and expenses payable to KPMG
Peat Marwick (or any other accounting firm designated by KPMG
Peat Marwick) in connection with such determination, unless (a) the determination of KPMG Peat Marwick (or any other accounting firm designated by KPMG Peat Marwick) results in a payment by Seller to Buyer of an amount which exceeds 10 percent of the cash amount paid by Buyer to Seller on the Closing Date, in which case the fees and expenses payable to KPMG Peat Marwick (or any other accounting firm designated by KPMG Peat Marwick) shall be paid by Seller or (b) the determination of KPMG Peat Marwick (or any other accounting firm designated by KPMG Peat Marwick) results in no payment from Seller to Buyer or results in an additional payment from Buyer to Seller, in which case the fees and expenses payable to KPMG Peat Marwick (or any other accounting firm designated by KPMG Peat Marwick) shall be paid by Buyer. Within five Business Days after the determination by KPMG Peat Marwick
(or any other accounting firm designated by KPMG Peat Marwick) of all disputed prorations and/or adjustments, Buyer or Seller, as appropriate, shall make the payments described in Section 3.4(c) as if the determinations of KPMG Peat Marwick (or any other accounting firm designated by KPMG Peat Marwick) were included in the Final Adjustments Report. In the event any payment required by this Section 3.4(d) is not made when due, Seller or Buyer, as appropriate, shall make the payment required by this Sec tion 3.4(d) with interest accruing from the date such payment was due at the Prime Rate plus 5%.

          3.5 Disputed Liabilities. If a proration or adjustment to the Purchase Price is made in Buyer's favor for any liability assumed by Buyer but is in good faith being contested by Seller as of the Closing Date, and if Buyer is relieved of this liability, Buyer shall pay to Seller or its designee in cash (by means of wire or interbank transfer in immediately available funds) an amount equal to the unpaid portion of this liability within five Business Days after the date Buyer is relieved of this liability. In the event any payment required by this Sec tion 3.5 is not made by Buyer when due, Buyer shall make the payment required by this Section 3.5 with interest accruing from the date such payment was due at the Prime Rate plus 5%.

          3.6 Allocation of Purchase Price. The Purchase Price shall be allocated among the classes of assets set forth in Sec tion 1060 of the Code and the regulations thereunder in the manner agreed to by the parties prior to the Closing. After the Closing, Seller shall cooperate with Buyer in the preparation, execution and filing with the IRS of all information returns and supplements thereto required to be filed by the parties under Sec tion 1060 of the Code relating to the allocation of such consideration, and Seller and Buyer agree to file Form 8594 (or any substitute therefor) when required by applicable law.


                           ARTICLE IV

4.   Assumed Liabilities and Excluded Assets.

          4.1 Assignment and Assumption. (a) Seller will assign, and Buyer will assume and perform the following liabilities and obligations of Seller arising out of the conduct of the Business, but excluding the Excluded Liabilities (collectively, the "Assumed Liabilities"): (A) Seller's obligations to subscribers of the Business for (i) refunds of subscriber deposits held by Seller as of the Closing Date in respect of which a Purchase Price adjustment is made in Buyer's favor under Section 3.3(b), (ii) refunds of subscriber advance payments held by Seller as of the Closing Date for services to be rendered by the System after the Closing Date, in respect of which a Purchase Price adjustment is made in Buyer's favor under
Section 3.3(b) and (iii) the delivery of cable television service to customers of the System after the Closing Date in accordance with applicable Legal Requirements and Governmental Permits; (B) obligations and liabilities in respect of which a Purchase Price adjustment in Buyer's favor is made under Section 3.3 including, but not limited to, accrued but unpaid real and personal property taxes related to the Assets which correspond to a period of time prior to the Adjustment Time, expenses accrued under Governmental Permits and Seller Contracts which correspond to a period of time prior to the Adjustment Time and certain accrued vacation pay;
(C) obligations accruing and relating to periods on or after the Adjustment Time under Governmental Permits and Seller Contracts; and (D) any taxes accrued on or after the Adjustment Time in connection with the ownership of the Assets and the ownership of the Assets and the operation of the Business.

               (2)  Buyer will not assume or have any
responsibility for any liabilities or obligations of Seller other than the Assumed Liabilities (the "Excluded Liabilities").

          4.2 Excluded Assets. (a) Excluded from the assets which will be transferred from Seller to Buyer pursuant to this Agreement (collectively, the "Excluded Assets") are all Seller's right, title and interest in, to and under the following:
(i) all programming agreements relating to the Business; (ii) all insurance policies and rights and claims thereunder (except as otherwise provided in Section 7.7(a)); (iii) all bonds, letters of credit, surety instruments and other similar items and any cash surrender value thereunder; (iv) all cash, cash equivalents and securities; (v) all trademarks, trade names, service marks, service names, logos and similar proprietary rights used in the Business; (vi) any contracts, licenses, authorizations, agreements or commitments which are not assumed by Buyer pursuant to this Agreement; (vii) personnel files; (viii) any asset or properties owned by Seller that are not used in the Business;
(ix) all subscriber deposits and advance payments held by Seller as of the Closing Date in connection with the operation of the Business for which a Purchase Price adjustment is made in Buyer's favor under Section 3.3(b); (x) all claims, rights and interests in and to any refund for federal, state or local franchise, income or other taxes or fees (including, but not limited to, copyright fees) of any nature relating to the operation of the Business prior to the Closing Date; (xi) the account books of original entry, general ledgers and financial records used in connection with the Business, provided that for a period of three years after the Closing Date, Buyer shall have access to and the right to copy, at its expense, during usual business hours upon reasonable prior notice to Seller, portions of such books and records that are relevant to Buyer's ownership and operation of the System; (xii) all retransmission consent agreements relating to the Business other than those set forth on Schedule 1.8;
(xiii) any assets owned or leased from a third party by TCI or its Affiliates (other than Seller); and (xiv) those properties, rights and interests set forth on Schedule 4.2, including, without limitation, any right of Seller to the use of assets, including the services of employees, of TCI or its Affiliates
(other than Seller).

               (2) Notwithstanding Section 4.2(a)(v), until the date which is 90 days after the Closing Date, to the extent transferrable by TCI without the consent of any party, TCI shall, on a non-exclusive basis and at no charge to Buyer, license to, or grant to Buyer the use of, all trademarks, trade names, service marks, service names, logos and similar proprietary rights used in the Business.


                           ARTICLE V

5.   Representations and Warranties of Seller.

          Seller represents and warrants to Buyer as follows:

          5.1 Organization and Qualification. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Colorado and has all requisite partnership power and authority to own, lease and use the Assets as they are currently owned, leased and used and to conduct the Business as it is currently conducted. Seller is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction where the Assets are located and the Business is conducted, except any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the validity, binding effect or enforceability of this Agreement, or on the ability of Seller to perform its obligations under this Agreement.

          5.2 Authority and Validity. Seller has full partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller have been duly and validly authorized by all necessary action on the part of Seller (other than, with respect to the sale of the Assets, the approval of such transaction contemplated by this Agreement by the Limited Partners). The General Partner has taken all necessary action so that it may recommend that the Limited Partners approve the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable in accordance with its terms. Except for the approval by the Limited Partners, no further partnership action on the part of Seller is required in connection with the consummation of the transactions contemplated by this Agreement.

          5.3 Consents and Approvals; No Violation. (a) Except for (i) the Consents, (ii) filings and consents which, if not made or obtained, would not have a material adverse effect on the System, the Business, Seller's ability to perform its obligations under this Agreement or Buyer's ability to conduct the Business after the Closing in substantially the same manner in which it is currently conducted by Seller, (iii) the consent of the Limited Partners with respect to the transactions contemplated by this Agreement and (iv) the Regulatory Requirements, no consent, waiver, approval or authorization of, or filing, registration or qualification with, any Governmental Authority is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement by Seller.

               (2) Except as set forth on Schedule 5.3(b), the execution, delivery and performance of this Agreement by Seller do not and will not: (a) violate or conflict with any provision of the Partnership Agreement; (b) violate any Legal Requirement; or (c) (i) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Seller under, or (iv) result in the creation or imposition of any Encumbrance under, any Seller Contract or any other instrument evidencing any of the Assets or any instrument or other agreement to which Seller is a party or by which Seller or any of its assets is bound or affected, except such viola tions, conflicts, breaches, defaults, terminations, suspensions, modifications, and accelerations which would not, individually or in the aggregate, have a material adverse effect on the System, the Business, or Seller's ability to perform its obligations under this Agreement or Buyer's ability to conduct the Business after the Closing in substantially the same manner in which it is currently conducted by Seller.

          5.4 Complete Systems. Except as otherwise set forth on Schedule 5.4 and except for the Excluded Assets, the Assets represent all other assets, properties, franchises, licenses, permits, consents, certificates, authorities, operating rights, leases, contracts, (with the exception of programming contracts and retransmission consents which Buyer acknowledges may need to be replaced in order for Buyer to continue to operate the Business), agreements, commitments and arrangements reasonably necessary for the conduct of the Business in the ordinary course in the same manner as that in which such business is currently conducted by Seller.

          5.5 Title. Except as set forth on Schedule 5.5 and for the Permitted Encumbrances, Seller has, and on the Closing Date will have, good and marketable title to the Assets. The Assets on the Closing Date will be free and clear of all Encumbrances of any kind or nature, other than Permitted Encumbrances.

          5.6 Real Property. (a) All the Assets consisting of interests in Real Property that are material to the conduct of the Business are described on Schedule 1.7. Seller has valid leasehold interests in Real Property leased by Seller under written leases or subleases, correct and complete copies of which have been made available to Buyer.

               (2) All material easements, rights-of-way and other rights which are necessary in any material respect for Seller's current use of any Real Property are valid and in full force and effect, and, to the Best of Seller's Knowledge, Seller has not received any notice with respect to the termination or breach of any of those rights.

          5.7 Environmental Matters. (1) To the Best of Seller's Knowledge, the Real Property complies in all material respects with, and has previously been operated by Seller in compliance in all material respects with, all Environmental Laws. Seller has not, either directly or indirectly, (i) generated, stored, used, treated, handled, discharged, released or disposed of any Hazardous Substances at, on, under, in or about, to or from or in any other manner affecting, any Real Property, (ii) transported any Hazardous Substances to or from any Real Property, or (iii) undertaken or caused to be undertaken any other activities relating to the Real Property, which could reasonably give rise to any liability under any Environmental Law and, to the Best of Seller's Knowledge, no other present or previous owner, tenant, occupant or user of any Real Property or any other Person has committed or suffered any of the foregoing. To the Best of Seller's Knowledge, no release of Hazardous Substances outside the Real Property has entered or threatens to enter any Real Property, nor is there any pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority or any arbitrator ("Litigation") based on Environmental Laws which arises from any condition of the land adjacent to or immediately surrounding any Real Property. No Litigation based on Environmental Laws which relates to any Real Property or any operations or conditions on it (y) has been asserted or conducted against Seller in the past or is currently pending against Seller, or, to the Best of Seller's Knowledge, any other Person, or (z) to the Best of Seller's Knowledge, is threatened or contemplated.

               (2) To the Best of Seller's Knowledge, (i) no aboveground or underground storage tanks are currently or have been located on any Real Property, (ii) no Real Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes, and (iii) no building or other structure on any Real Property contains asbestos, asbestos-containing material or material presumed to be asbestos-containing material under any Environmental Law.

               (3) Seller has provided Buyer with complete and correct copies of (i) all studies, reports, surveys or other written materials in Seller's possession relating to the presence or alleged presence of Hazardous Substances at, on, under or affecting the Real Property, (ii) all notices (other than general notices made by general publication) or other materials in Seller's possession that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Real Property or activities at the Real Property, and (iii) all materials in Seller's possession relating to any Litigation or allegation by any private third party concerning any Environmental Law and relating to the Real Property.

               (4)  For purposes of this Section 5.7, "Real
Property" shall not include any easements or rights of way.

          5.8  Compliance with Law; Governmental Permits.  (a)
Except as set forth
on Schedule 5.8, the ownership, leasing and use of the Assets as they are currently owned, leased and used by Seller and the conduct of the Business as it is currently conducted by Seller, do not violate any Legal Requirement, which violation(s), individually or in the aggregate, reasonably could be expected to have a material adverse effect on the Business. Seller has not received any notice claiming a material violation by Seller or the Business of any Legal Requirement applicable to Seller or the Business as it is currently conducted and, to the Best of Seller's Knowledge, no basis exists for any person to claim that such a violation exists.

               (2) Schedule 1.5 lists all Governmental Permits that are material to the conduct of the Business as it is currently conducted by Seller. Complete and correct copies of all such Governmental Permits as currently in effect have been, or prior to the Closing will be, made available to Buyer. All such Governmental Permits are currently in full force and effect except where the failure to have an effective Governmental Permit would not have a material adverse effect on the Business. There is no action, proceeding or investigation pending or, to the Best of Seller's Knowledge, threatened, relating to the termination, suspension or modification of any such Governmental Permit and Seller is in compliance in all material respects with the terms and conditions of all Governmental Permits.

               (3)  To the Best of Seller's Knowledge, the
operation of the System has been, and is, in compliance in all material respects with the Communications Act of 1934, as amended (as so amended, the "Communications Act"), and the rules and regulations of the Federal Communications Commission (the "FCC"). Seller has delivered, or prior to Closing will deliver, to Buyer complete and correct copies of all reports and filings for the past three years made or filed pursuant to the Communications
Act or FCC rules and regulations with respect to the Business.

               (4)  To the Best of Seller's Knowledge, the
operation of the System has been, and is, in compliance in all material respects with the Cable Television Consumer Protection and Competition Act of 1992 (the "Cable Act"), and the rules and regulations of the FCC promulgated thereunder.

               (5)  To the Best of Seller's Knowledge, the
operation of the System has been, and is, in compliance in all material respects with the Telecommunications Act of 1996 (the "Telecom Act"), and the rules and regulations of the FCC promulgated thereunder.

          5.9 Seller Contracts. Schedule 1.8 lists all Seller Contracts that are material to the conduct of the Business as it is now conducted. Complete and correct copies of the Seller Contracts as currently in effect have been, or prior to the Closing will be, made available to Buyer. Neither Seller nor, to the Best of Seller's Knowledge, any other party to any Seller Contract is in any material respect in breach of the performance of its obligations under any Seller Contract.

          5.10 Copyright Compliance. Seller has deposited with the United States Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the United States
Copyright Office,
required under the Copyright Act with respect to the Business and operations of the System as are required to obtain, hold and maintain the compulsory copyright license for cable television systems prescribed in Section 111 of the Copyright Act. To the Best of Seller's Knowledge, Seller and the System are in material compliance with the Copyright Act. To the Best of Seller's Knowledge, Seller and the System are entitled to hold and do now hold the compulsory copyright license described in Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, canceled, encumbered or materially adversely affected in any manner. Seller has made available to Buyer complete and correct copies of all reports and filings, and all reports and filings for the past three years, made or filed pursuant to the Copyright
Act with respect to the Business. Seller has not received any notice to the effect that the conduct of the Business as currently conducted infringes on the rights of any Person in any copyright or other intellectual property right, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the System.

          5.11 Financial Statements. (a) Seller has delivered to Buyer correct and complete copies of certain financial information for the System for the years ended December 31, 1997, 1996 and 1995 (collectively, the "Seller Financial Statements"). Except for the absence of footnote disclosures, cash flow statements and statements of equity and except for estimated, annualized or projected financial information, the Seller Financial Statements fairly present, in all material respects, the results of operations of the System for the respective periods ended on such dates, all in conformity with GAAP consistently applied.

               (2) Since the latest date of the Seller Financial Statements (i) the Business has been operated only in the ordinary course and (ii) there has been no material adverse change in, and no event has occurred which, so far as reasonably can be foreseen, is likely, individually or in the aggregate, to result in any material adverse change in the results of operations of the Business, other than any change arising out of matters of a general economic nature or matters (including, but not limited to, competition caused by or arising from direct broadcast satellite, the Multichannel Multipoint Distribution Service, legislation, rule making and regulation) affecting the cable television industry (national or regional) in general.

          5.12 Legal Proceedings.  Except as set forth on
Schedule 5.12, and except for any judgments, orders, actions, suits, proceedings or investigations as may affect the cable television industry (national or regional) generally, there is no judgment or order outstanding, or any action, suit, proceeding or investigation by or before any Governmental Authority or any arbitrator pending or, to the Best of Seller's Knowledge, threatened, involving or affecting any of the Assets or the Business which, if adversely determined, would have a material adverse effect on the Assets or the Business or would materially impair the ability of Seller to perform its obligations under this Agreement.

          5.13 Employment Matters. (a) Seller does not employ any individuals in connection with the operation of the Business and does not, and is not obligated to, maintain or contribute to any employee benefit plan, as defined in Section 3(3) of ERISA. All individuals managing the operations of the Business are employees of TCI or its Affiliates (other than Seller) (the "Employer"). The Employer is reimbursed for employee-related expenses relating to the operations of the Business by Seller under the Management Agreement or the Partnership Agreement.

               (2) To the Best of Seller's Knowledge, Employer has complied in all material respects with all Legal Requirements relating to the employment of labor and those relating to wages, hours, collective bargaining, unemployment compensation, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withhold ing of taxes with respect to employees of Employer who primarily perform services in connection with the operation of the Business.

               (3) To the Best of Seller's Knowledge, Employer is not a party to any contract with any labor organization, and Employer has not recognized or agreed to recognize any union or other collective bargaining unit with respect to employees of Employer who primarily perform services in connection with the operation of the Business. To the Best of Seller's Knowledge, and except as set forth on Schedule 5.13(c), no union or other collective bargaining unit has been certified as representing any of the employees engaged in the operation of the Business, and, to the Best of Seller's Knowledge, Employer has not received any request from any party for recognition as a representative of employees engaged in the operation of the Business for collective bargaining purposes. Neither Seller nor, to the Best of Seller's Knowledge, Employer, is party to any agreement, oral or written, express or implied, that would require Buyer to employ any individual after the Closing Date.

               (4)  Schedule 5.13(d) sets forth a true and
complete list of all individuals employed by Employer who primarily perform services with respect to the operation of the Business. Except as provided on Schedule 5.13(d), neither Seller nor Employer is a party to any written employment contract, agreement, commitment or arrangement with any individual identified on Schedule 5.13(d).

               (5) Except for those plans described on Sched ule 5.13(e) and in the TCI Employee Handbook dated January, 1998 (the "Employer Plans"), which are sponsored by the Employer, or to which the Employer contributes or is obligated to contribute, the employees of Employer who primarily perform services with respect to the operation of the Business do not receive benefits under any bonus, deferred compensation, pension, profit-sharing, retirement, severance pay, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice, or any other employee benefit plan, as defined in Section 3(3) of ERISA.

               (6) Seller has not incurred or taken any action, and to the Best of Seller's Knowledge, no action or event has occurred, that could cause Seller to incur any material liability
(i) under Section 412 of the Code or Title IV of ERISA with respect to any Employer Plan that is a single-employer plan, within the meaning of Section 4001(a)(15) of ERISA, (ii) on account of a partial or complete withdrawal from any Employer Plan that is a multiemployer plan, within the meaning of Sec tion 3(37) of ERISA, or on account of any unpaid contributions to any such multiemployer plan, or (iii) for any tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA on account of any prohibited transaction, within the meaning of Sec tion 4975 of the Code or Section 406 of ERISA, with respect to any Employer Plan.

          5.14 System Information. (i) The number of Equivalent Basic Subscribers served by the System, the number of subscribers served by the System taking Expanded Basic Services and the bandwidth of the System and (ii) the approximate number of Homes Passed by the System and the approximate number of miles of plant included in the Assets, each as of June 30, 1998, are as set forth on Schedule 5.14.

          5.15 Finders and Brokers. Except for its engagement of Daniels & Associates, L.P. to assist Seller in the solicitation of offers to purchase the Assets and except for a disposition fee payable by Seller to an Affiliate pursuant to its Partnership Agreement, Seller has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement.

          5.16 Tax Matters. Except as set forth on Schedule 5.16, (a) all Tax Returns required to be filed by Seller before the Closing with respect to the Business or the Assets have been or will be filed on or before the Closing and (b) all Taxes shown as due or payable before the Closing on such Tax Returns have been or will be paid when required by law.


                           ARTICLE VI

6.   Buyer's Representations and Warranties.

          Buyer represents and warrants to Seller as follows:

          6.1 Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets. Buyer is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of the activities conducted by it makes such quali fication necessary, except where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the validity, binding effect or enforceability of this Agreement or the ability of Buyer to perform its obligations under this Agreement.

          6.2 Authority and Validity. Buyer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery by Buyer of, the performance by Buyer of its obligations under, and the consummation by Buyer of the transactions contemplated by, this Agreement have been duly authorized by all requisite corporate action of Buyer and no other corporate proceedings on the part of Buyer, are necessary to authorize the execution and delivery of this Agreement or the performance of Buyer's obligations hereunder. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, enforceable in accordance with its terms.

          6.3 No Breach or Violation. (a) Except for (i) any consents that will be obtained by Buyer or waived on or prior to the Closing Date and are identified on Schedule 6.3(a),
(ii) filings and consents which, if not made or obtained, would not have a material adverse effect on Buyer's ability to perform its obligations under this Agreement and (iii) the Regulatory Requirements, no consent, waiver, approval or authorization of, or filing, registration or qualification with, any Governmental Authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement by Buyer.

               (2) The execution, delivery and performance of this Agreement by Buyer do not and will not: (a) violate or conflict with any provision of Buyer's Certificate of Incorporation or By-Laws, (b) violate any Legal Requirement; or
(c) (i) violate, conflict with or constitute a breach of or default under (without regard to requirements of notice, passage of time or elections of any Person), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Buyer under, or (iv) result in the creation or imposition of any Encumbrance under, any material contract, agreement, arrangement, commitment or plan to which Buyer is a party or by which Buyer or any of its assets is bound or affected, except such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on Buyer's ability to perform its obligations under this Agreement.

          6.4 Litigation. (a) There are no claims, actions, suits, proceedings or investigations pending or, to the best of Buyer's knowledge, threatened, in any court or before any governmental agency or instrumentality, or before any arbitrator, by or against or affecting or relating to Buyer or any of its Affiliates which, if adversely determined, would restrain or enjoin the consummation of the transactions contemplated by this Agreement or declare unlawful the transactions or events contemplated by this Agreement or cause any of such transactions to be rescinded.

               (2) There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting Buyer or any of its Affiliates which would materially hinder or delay the consummation of the transactions contemplated by this Agreement.

          6.5 Financial Statements. Buyer has delivered to Seller copies of its audited financial statements for its last fiscal year for which statements are available ("Buyer Financial Statement"). The Buyer Financial Statement and the notes thereto fairly present the assets, liabilities and financial condition of Buyer as of the date thereof and the results of operations and cash flows or changes in financial position, as applicable, of Buyer for the period ended on such date, all in conformity with GAAP consistently applied, except as may be noted therein. Buyer has delivered to Seller copies of its unaudited financial statements for its last fiscal quarter ("Buyer Interim Financial Statement"). Except as noted therein, the Buyer Interim Financial Statement was prepared on a basis consistent with the Buyer Financial Statement and fairly presents, in conformity with GAAP consistently applied, the financial position of Buyer as of such date and the results of operations and cash flows or changes in financial position, as applicable, for such period, subject to normal year-end adjustments (none of which are expected to be material in amount), other adjustments noted therein and the absence of footnotes.

          6.6 Adequate Financing. Buyer currently has, or has received binding commitments pursuant to which one or more lenders or investors have agreed to loan or contribute to Buyer, all funds necessary to satisfy all its obligations under this Agreement and with respect to the transactions contemplated by this Agreement, including its obligations to purchase the Assets and to pay the Purchase Price to Seller.

          6.7 Finders and Brokers. Buyer has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Seller will in any way have any liability.

          6.8 Qualification of Buyer. Buyer knows of no reason why it cannot obtain the licenses and permits necessary for it to own and operate the Business in the manner in which it is currently conducted by Seller.


                          ARTICLE VII

7.   Additional Covenants.

          7.1 Access to Premises and Records. Between the date of execution and delivery of this Agreement and the Closing Date, Seller will give Buyer and its representatives, during normal business hours and with reasonable prior notice, access to the books and records of the Business and to the Assets (wherever located) and will furnish to Buyer and its representatives such information regarding the Business and the Assets as Buyer may from time to time reasonably request.

          7.2  Continuity and Maintenance of Operations;
Financial Statements. Except as to actions which Buyer has been advised and to which it has consented in writing and except as specifically permitted or required by this Agreement or required by any Legal Requirement, Seller shall:

               (1) Operate the Business in the ordinary course consistent with past practices and will use commercially reasonable efforts to cause Employer to keep available the services of the employees of the Employer who are primarily involved in the operation of the Business and to preserve any beneficial business relationships with customers, suppliers and others having business dealings with Seller relating to the Business;

               (2)  Maintain the Assets in operating condition;

               (3)  Maintain adequate inventories of spare
Equipment consistent with
past practice;

               (4) Maintain insurance as in effect on the date of this Agreement;

               (5) Keep all of its business books, records and files in the ordinary course of business in accordance with past practices;

               (6) Continue to implement its procedures for disconnection and discontinuance of service to subscribers whose accounts are delinquent in accordance with those in effect on the date of this Agreement;

               (7) Not sell, transfer or assign any Assets other than in the ordinary course of business;

               (8) Not to permit any material amendment to, or cancellation of, any of the Governmental Permits or Seller
Contracts other than in the ordinary course of business;

               (9) Not enter into any contract or commitment for the acquisition of goods or services relating to the System or the Business involving an expenditure in excess of $50,000 other than in the ordinary course of business; or

               (10) Not take or omit to take any action that would cause Seller to be in breach of any of its representations or warranties in this Agreement in any material respect, provided, however, that the foregoing shall not preclude Seller from engaging a financial advisor to render an opinion as to the fairness, from a financial point of view, of the transactions contemplated by this Agreement.

          Seller shall deliver to Buyer, promptly after such statements and reports become available to Seller, correct and complete copies of unaudited monthly and quarterly income statements and operating reports for the Business that are prepared by or for Seller at any time between the date of this Agreement and the Closing; provided, that Seller shall not be required to make and shall not be deemed to make any representation or warranty concerning the accuracy of the contents of any such information delivered to Buyer.

          7.3 Employee Matters. (a) Schedule 5.13(d) lists all employees of Employer employed in the Business, and sets forth their position, date of hire and current salary. Buyer may offer employment to certain of the employees of Employer identified by an asterisk on Schedule 5.13(d) who primarily perform services with respect to the operation of the Business as of the Closing Date. Buyer may not offer employment to any other person identified on Schedule 5.13(d). Not later than 90 days after the date of this Agreement, Buyer shall deliver to Seller a notice containing the names of employees of the Business whom Buyer intends to hire on the Management Agreement Termination Date (the "Desired Employees"). Buyer shall notify Seller and Employer prior to distributing offer notices to the Desired Employees and shall coordinate all hiring procedures relating to such Desired Employees with Seller and Employer. Seller and Employer shall cooperate in all reasonable respects with Buyer to allow Buyer to evaluate and interview employees of the Business to make hiring decisions. As of 11:59 p.m. on the Management Agreement Termination Date (the "Employee Adjustment Time"), Employer shall terminate the employment of all its employees set forth on
Schedule 5.13(d) other than any employee who is not a Desired Employee and whose employment the Employer desires to continue.

          (b) Employer will pay all employees employed in the Business all compensation, including salaries, commissions, bonuses, deferred compensation, severance, insurance, pensions, profit sharing, vacation, sick pay and other compensation or benefits to which they are entitled for periods prior to the Employee Adjustment Time.

          (c) Employer will maintain and distribute benefits accrued under any employee benefit plan (as defined in ERISA) maintained by Employer pursuant to the provisions of such plans. Buyer will not assume any obligation or liability for any such accrued benefits nor any fiduciary or administrative responsibility to account for or dispose of any such accrued benefits under any employee benefit plans maintained by Employer.
          (d) All claims and obligations under, pursuant to or in connection with any welfare, medical, insurance, disability or other employee benefit plans of Employer or arising under any Legal Requirement affecting employees of Employer incurred on or before the Adjustment Time or resulting from or arising from events or occurrences occurring or commencing on or before the Adjustment Time will remain the responsibility of Employer, whether or not such employees are hired by Buyer after the Management Agreement Termination Date. Buyer will not have and assume any obligation or liability under or in connection with any such plan.

          (e) Employer will remain solely responsible for, and will indemnify and hold harmless Buyer from and against all losses arising from or with respect to, all salaries and all severance, vacation, medical, sick, holiday, continuation coverage and other compensation or benefits to which its employees may be entitled, whether or not such employees may be hired by Buyer, as a result of their employment by it prior to the Adjustment Time, the termination of their employment as of the Employee Adjustment Time, the obligation, if any, to notify and/or bargain with any labor organization, the consummation of the transactions contemplated hereby or pursuant to any applicable Legal Requirement (including, without limitation, under the WARN Act) or otherwise relating to their employment prior to the Adjustment Time.

          (f) Notwithstanding anything to the contrary herein, as of the Management Agreement Termination Date, Buyer will (i) credit each employee of Employer who is offered employment by Buyer prior to the Management Agreement Termination Date and becomes an employee of Buyer after the Management Agreement Termination Date (a "Hired Employee") the lesser of the amount of vacation accrued by him or her as an employee of Employer through and including the Employee Adjustment Time or the vacation permitted to be accrued by employees of Buyer in accordance with Buyer's standard practices (the economic value of which shall be credited to Buyer's account in accordance with Section 7.3(h) hereof); (ii) permit each Hired Employee to participate in Buyer's employee benefit plans to the same extent as similarly situated employees of Buyer and their dependents; (iii) give each Hired Employee credit for his or her past service with Employer as of the Employee Adjustment Time (including past service with any prior owner or operator of Employer) for purposes of eligibility and vesting under Buyer's employee benefit and other plans to the same extent as other similarly situated employees of Buyer; (iv) not subject any Hired Employee to any waiting periods or limitations on benefits for pre-existing conditions under Buyer's employee benefit plans, including any group health plans, except to the extent such employees were subject to such limitations under Employer's employee benefit plans and (v) credit each Hired Employee under any group health plan for any deductible amount previously met by such Hired Employee as of the Management Agreement Termination Date under any of Employer's group health plans.

          (g) If Buyer discharges without cause within 180 days after the Management Agreement Termination Date any Hired Employees, and such employees would have been entitled to severance payments pursuant to Employer's severance benefits plan if such employees had been discharged without cause by Employer in accordance with Section 7.3(a) and not hired by Buyer as of the Management Agreement Termination Date, then Buyer shall pay severance benefits to such employees in accordance with Employer's severance benefit plan to the extent such plan would have paid severance to any such employees.

          (h) No later than five business days after the Closing, Seller shall pay Employer accrued vacation pay of Desired Employees allocable to the period prior to the Adjustment Time. On the Management Agreement Termination Date, Employer shall pay Buyer the lesser of the amount of accrued vacation pay of Hired Employees as employees of employer through the Employee Adjustment Time or, for each Hired Employee, the vacation permitted to be accrued by employees of Buyer in accordance with Buyer's standard practices.

          (i) Nothing in this Section 7.3 or elsewhere in this Agreement is intended to confer upon any employee of Employer or his or her legal representative or heirs any rights as a third party beneficiary or otherwise or any remedies of any nature or kind whatsoever under or by reason of this Agreement, or the transactions contemplated hereby, including, but not limited to, any rights of employment or continued employment. All rights and obligations created by this Agreement are solely between the parties hereto.

          7.4 Consents. Seller will use commercially reasonable efforts to obtain, as soon as practicable and at its expense, all the Required Consents, in form and substance reasonably satisfactory to Buyer; provided, however, that Buyer will not be required to agree to any change in any Seller Contract, as a condition to obtaining such consent, if such change will make such Seller Contract materially more burdensome on Buyer. Buyer will use commercially reasonable efforts to assist Seller in its efforts to obtain all the Required Consents, and in connection therewith will consent to such modifications to any Governmental Permit that a Governmental Authority may request as a condition to the transfer of such permit to Buyer, provided, however, that Buyer will not be required to agree to any modifications to a Governmental Permit unless they are customarily imposed by Governmental Authorities issuing cable television franchises as a condition to obtaining the consent to the transfer of such franchises and do not impose upon Buyer any conditions or obligations which are materially more burdensome than are contained in any such Governmental Permit. For purposes of this paragraph,

"commercially reasonable efforts" shall not require
Seller or Buyer to undertake extraordinary or unreasonable measures to obtain such approvals and consents, including, but not limited to, the initiation or prosecution of legal proceedings or the payment of fees in excess of normal and usual filing and processing fees.

          7.5 HSR Notification. As soon as practicable after the execution of this Agreement and if required by applicable Legal Requirements, Seller and Buyer will each complete and file, or cause to be completed and filed, any notification and report required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Each of the parties will take any additional action that may be necessary, proper or advisable, will cooperate to prevent inconsistencies between their respective filings and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act. Buyer and Seller shall use commercially reasonable efforts (including the filing of a request for early termination) to obtain the early termination of the waiting period under the HSR Act.

          7.6 Notification of Certain Matters. Each party will promptly notify the other of any fact, event, circumstance or action the existence or occurrence of which would cause any of such party's representations or warranties under this Agreement not to be true in any material respect.

          7.7 Risk of Loss; Condemnation. (a) Seller will bear the risk of any loss or damage to the Assets resulting from fire, theft or other casualty (except reasonable wear and tear) at all times prior to the Closing. If any such loss or damage is so substantial as to prevent normal operation of any material portion of the System, Seller shall promptly notify Buyer of that fact and Buyer, at any time within 10 days after receipt of such notice, may elect by written notice to Seller either (i) to waive such defect and proceed toward consummation of the acquisition of the Assets in accordance with this Agreement or (ii) to terminate this Agreement pursuant to Section 10.1(c)(v). If Buyer elects to consummate the acquisition of the Assets notwithstanding such loss or damage and does so, there will be no adjustment in the Purchase Price on account of such loss or damage but all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage (to the extent not previously applied by Seller with respect to such loss or damage) will be delivered by Seller to Buyer or the rights to such proceeds will be assigned by Seller to Buyer if not yet paid over to Seller.

               (2)  If, prior to the Closing, any part of a
material Asset or an interest in a material Asset is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Seller or Buyer that it intends to condemn all or any part of a material Asset (such event being referred to, in either case, as a "Taking"), then Buyer may terminate this Agreement pursuant to
Section 10.1(c)(vi). If Buyer does not elect to terminate this Agreement then (a) if the Closing occurs, Buyer shall have the sole right, in the name of Seller, if Buyer so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (b) Seller shall be relieved of its obligation to convey to Buyer the Asset or interests that are the subject of the Taking and (c) at the Closing Seller shall assign to Buyer all of Seller's rights (including the right to receive payment of damage) with respect to such Taking and shall pay to Buyer all damages previously paid to Seller with respect to the Taking.

          7.8 Adverse Changes. Seller shall promptly notify Buyer in writing of any materially adverse developments affecting the Assets, the System or the Business which become known to Seller, including, but not limited to, (i) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of the Assets, the System or the Business, (ii) any material notice of violation, forfeiture or complaint under any material Governmental Permits or (iii) anything which, if not corrected prior to the Closing Date, will prevent Seller from fulfilling any condition to Closing described in Article VIII.

          7.9 Action By Limited Partners. (a) If required by applicable Legal Requirements or the Partnership Agreement to consummate the transactions contemplated by this Agreement, the Seller, acting through the General Partner, shall in accordance with the applicable Legal Requirements and the Partnership
Agreement: (i) within a reasonable period of time (as determined by the General Partner) after the execution and delivery of this Agreement, duly call, give notice of, convene and hold a special meeting (the "Special Meeting") of the Limited Partners for the purpose of approving the transactions contemplated by this Agreement; (ii) subject to its fiduciary duties (as determined by the General Partner after consultation with independent counsel), include in any proxy statement the determination and recommendation of the General Partner to the effect that the General Partner, having determined that this Agreement and the transactions contemplated hereby are in the best interests of Seller and the Limited Partners, has approved this Agreement and such transactions and recommends that the Limited Partners vote in favor of the sale of the Assets to Buyer pursuant to this Agreement; and (iii) use commercially reasonable efforts, subject to its fiduciary duties on the basis of advice of independent counsel, to obtain the necessary approval of the transactions contemplated by this Agreement by the Limited Partners.

               (2) As soon as practicable after the execution and delivery of this Agreement, Seller shall file with the SEC under the Exchange Act, and shall use commercially reasonable efforts to clear with the SEC, a proxy statement with respect to the Special Meeting (the "Proxy Statement"). Seller and Buyer shall cooperate in the preparation of any Proxy Statement; without limiting the generality of the foregoing, Buyer shall furnish to Seller the information relating to Buyer required by the Exchange Act to be set forth in the Proxy Statement. Seller agrees that the Proxy Statement shall comply in all material respects with the Exchange Act and the rules and regulations thereunder; provided, however, that no agreement is made by Seller with respect to information supplied by Buyer expressly for inclusion in the Proxy Statement. Buyer and its counsel shall be given a reasonable opportunity to review the Proxy Statement prior to the filing thereof with the SEC.

          7.10 No Solicitation. (a) Seller shall not, and shall cause the General Partner, employees, agents and representatives (including, but not limited to, any investment banker, attorney or accountant retained by Seller) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to any Alternative

Transaction, engage in any negotiations concerning, or provide to any other Person any information or data relating to, the Business, the System, the Assets or Seller for the purposes of, or have any discussions with any Person relating to, or otherwise cooperate in any way with or assist or participate in, facilitate or encourage, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any effort or attempt by any other Person to seek or to effect an Alternative Transaction, or agree to or endorse any Alternative Transaction; provided, however, that nothing contained in this Section 7.10 shall prohibit Seller or the General Partner from making any disclosure to the Limited Partners that, in the judgment of the General
Partner based upon the advice of independent counsel, is required under applicable Legal Requirements; and provided, further, that
(i) Seller or the General Partner may, upon the unsolicited request of a third party, furnish information or data (including, but not limited to, confidential information or data) relating to the Business, the System, the Assets or Seller for the purposes of facilitating an Alternative Transaction and participate in negotiations with a Person making (or who may reasonably be expected to make) an unsolicited proposal regarding an Alternative Transaction and (ii) following receipt of a proposal for an Alternative Transaction, Seller or the General Partner may terminate this Agreement pursuant to Section 10.1(b)(ii).

               (2) TCI shall not, and shall cause its Affiliates which it controls not to, make a proposal to Seller regarding an Alternative Transaction. The restriction set forth in this Sec tion 7.10(b) shall terminate on the earlier of (i) the Closing or
(ii) termination of this Agreement.

          7.11 Sales and Transfer Taxes and Fees. Buyer and Seller shall each pay one-half of any state or local sales, use, transfer, excise, documentary or license taxes or fees or any other charge (including filing fees) imposed by any Governmental Authority as a consequence of the transfer of any Assets pursuant to this Agreement. Seller shall timely file any sales tax returns required to be filed with any Governmental Authority as a consequence of the transfer of any Assets pursuant to this Agreement. Buyer shall cooperate in the preparation and filing of any submission or application necessary to obtain any clearance relating to, or, if available, exemption from, any Taxes or fees described in this Section 7.11.

          7.12 Commercially Reasonable Efforts. (a) Seller shall use commercially reasonable efforts to take all steps within its power, and will cooperate with Buyer, to cause to be fulfilled those of the conditions to Buyer's obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions, and to execute and deliver such instruments and take such other reasonable actions as may be necessary or appropriate in order to carry out the intent of this Agreement and consummate the transactions contemplated hereby.

               (2)  Buyer shall use commercially reasonable
efforts to take all steps within its power, and will cooperate with Seller, to cause to be fulfilled those of the conditions to Seller's obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions and to execute and deliver such instruments and take such other reasonable actions as may be necessary or appropriate in order to carry out the intent of this Agreement and consummate the transactions contemplated hereby.

          7.13 Title Insurance. Seller shall cooperate with Buyer if Buyer elects to obtain title insurance policies on any Real Property owned in fee or leased. Buyer shall have the sole responsibility for obtaining and paying for such policies. The parties agree that the obtaining of title insurance on any Real Property shall not be a condition to the obligation of Buyer to consummate the transactions contemplated hereby.

          7.14 Management of the System. (a) Seller acknowledges and agrees that in the event the Joint Venture is consummated prior to the Closing, TCICA shall continue to manage the System but may engage the Joint Venture to perform all or any portion of TCICA's day-to-day management responsibilities under the Management Agreement; provided, that from and after the Closing Date, the management fee to be charged thereunder shall be equal to the lesser of (x) the fee charged by Buyer (or its affiliate) to manage the Joint Venture's systems in Southern California and
(y) the fee in effect immediately prior to the Closing.

          (b) In the event the Closing occurs prior to the consummation of the Joint Venture, then (i) Seller will assign to Buyer, and Buyer will assume, all obligations of Seller under the Management Agreement on the same terms and conditions as in effect immediately prior to the Closing or (ii) at the election of TCICA and Buyer, TCICA and Buyer may enter into a new management agreement on such terms as may be mutually agreed upon by the parties; in either case, the term of the applicable management agreement shall be for a period of twelve months from the Closing Date unless otherwise agreed to by TCICA and Buyer, provided, that if the Management Agreement is assigned pursuant to clause (i) above, then on or prior to the Closing Date TCICA and Seller shall execute an amendment to the Management Agreement, in form reasonably satisfactory to Buyer, to amend the Management Agreement effective on the Closing Date to (x) reflect the assignment in this paragraph (b) and (y) reflect that the Management Agreement is applicable only to the System.

                          ARTICLE VIII

8.   Conditions Precedent to Obligations of Buyer.

          The obligations of Buyer under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Buyer, in its sole discretion.

          8.1 HSR Act. If required under applicable Legal Requirements, all filings required under the HSR Act shall have been made and the applicable waiting period shall have expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

          8.2 Governmental or Legal Action. No action, suit or proceeding shall be pending or threatened by any Governmental Authority or other Person and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority that would (a) prohibit Buyer's ownership or operation of all or a material portion of the System, the Business or the Assets or (b) prevent or make illegal the consummation of the transactions contemplated by this Agreement.

          8.3 Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though made on and as of the Closing Date, except for such changes permitted or contemplated by the terms of this Agreement and except insofar as any of such representations and warranties relate solely to a particular date or period, in which case they shall be true and correct in all material respects on such Closing Date with respect to such date and period.

          8.4 Performance of Agreements. Seller shall have performed in all material respects all obligations and agreements and complied, or caused to be complied with, all covenants and conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing Date.

          8.5 No Material Adverse Change. During the period from the date of this Agreement through and including the Closing Date, there shall not have occurred any material adverse change in the business, financial condition or operations of the Business, taken as a whole, other than any change arising out of matters of a general economic nature or matters (including, but not limited to, competition caused by or arising from the Multichannel Multipoint Distribution Service, direct broadcast satellite, legislation, rule making and regulation) affecting the cable television industry (national or regional) generally, and Seller shall not have sustained any material loss or damage to the Assets or the System, whether or not insured, that materially affects the ability of Seller to conduct the Business in a manner consistent with past practice.

          8.6 Consents. Seller shall have delivered to Buyer evidence, in form and substance reasonably satisfactory to Buyer, that all the Required Consents have been obtained or given.

          8.7 Transfer Documents. Seller shall have delivered to Buyer customary bills of sale, deeds, assignments and other instruments of transfer sufficient to convey good and marketable title to the Assets in accordance with the terms of this Agreement.

          8.8 Opinions of Seller's Counsel. Buyer shall have received the opinion or opinions of Kaye, Scholer, Fierman, Hays
& Handler, LLP, counsel for Seller, dated the Closing Date, substantially in the form of Exhibit E.

          8.9 Opinions of Seller's FCC Counsel. Buyer shall have received the opinion or opinions of Cole, Raywid &
Braverman, FCC counsel for the Seller, dated the Closing Date, substantially in the form of Exhibit F.

          8.10 Discharge of Liens. Seller shall have secured the termination of all material Encumbrances of any nature on the Assets, other than Permitted Encumbrances.

          8.11 Additional Documents and Acts. Seller shall have delivered or caused to be delivered to Buyer all other documents required to be delivered pursuant to this Agreement and done or caused to be done all other acts or things reasonably requested by Buyer to evidence compliance with the conditions set forth in this
Article VIII.

          8.12 Certificates. Seller shall have furnished Buyer with such other certificates of Seller and others, dated as of the Closing Date, to evidence compliance with the conditions set forth in this Article VIII, as may be reasonably requested by Buyer.

          8.13 Assignment and Assumption. The assignment and assumption referred to in Section 7.14(b), if applicable, shall have been effected.

          8.14 Release of Deposit. Seller and Buyer shall have executed and delivered a joint notice to the Escrow Agent to release the Deposit to Seller.


                            ARTICLE IX

9.   Conditions Precedent to Obligations of Seller.

          The obligations of Seller under the Agreement are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived by Seller in its sole discretion.

          9.1 HSR Act. If required under applicable Legal Requirements, all filings required under the HSR Act shall have been made and the applicable waiting period shall have expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

          9.2 Governmental or Legal Actions. No action, suit or proceeding shall be pending or threatened by any Governmental Authority or other Person and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority that would (a) prohibit Buyer's ownership or operation of all or any material portion of the System, the Business or the Assets or (b) prevent or make illegal the consummation of the transactions contemplated by this Agreement.

          9.3 Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though made on and as of the Closing Date, except for such changes permitted or contemplated by the terms of this Agreement and except insofar as any of such representations and warranties relate solely to a particular date or period, in which case they shall be true and correct in all material respects on such Closing Date with respect to such date and period.

          9.4 Performance of Agreements. Buyer shall have performed in all material respects all obligations and agreements and complied, or caused to be complied with, all covenants and conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing Date.

          9.5 Consents. All Required Consents shall have been obtained or given.

          9.6 Opinions of Buyer's Counsel. Seller shall have received the opinion or opinions of Leavy Rosensweig & Hyman, outside counsel for Buyer, dated the Closing Date, substantially in the form of Exhibit G.

          9.7 Limited Partner Approval. The transactions contemplated by this Agreement shall have been approved by the affirmative vote of or consent by the Limited Partners to the extent required by the Partnership Agreement.

          9.8 Payment of Purchase Price. Buyer shall have paid to Seller the Purchase Price as set forth in Section 3.1.

          9.9 Assumption of Liabilities. Buyer shall have delivered to Seller a customary assumption of liabilities agreement which is sufficient to cover Buyer's obligations as set forth in Section 4.1.

          9.10 Additional Documents and Acts. Buyer shall have delivered or caused to be delivered to Seller all other documents required to be delivered pursuant to this Agreement and done all other acts or things reasonably requested by Seller to evidence compliance with the conditions set forth in this Article IX.

          9.11 Certificate. Buyer shall have furnished Seller with such other certificates of Buyer and others, dated as of the Closing Date, to evidence compliance with the conditions set forth in this Article IX, as may be reasonably requested by Seller.

          9.12 Fairness Opinion. Seller shall have received an opinion, in form and substance reasonably satisfactory to Seller, from its financial advisors as to the fairness, from a financial point of view, of the transactions contemplated by this Agreement; provided, however, that if Seller does not receive such opinion on or before September 2, 1998 and, as a result of the failure to receive such opinion, does not terminate this Agreement pursuant to Section 10.1(b)(vi), this condition shall be deemed waived by Seller.

          9.13 Assignment and Assumption. The assignment and assumption referred to in Section 7.14(b), if applicable, shall have been effected.

          9.14 Release of Deposit. Seller and Buyer shall have executed and delivered a joint notice to the Escrow Agent to release the Deposit to Seller.

                            ARTICLE X

10.  Termination.

          10.1 Events of Termination. This Agreement and the transactions contemplated by this Agreement may be terminated at any time prior to the Closing:

               (1) by the mutual written consent of Buyer and Seller;

               (2)  by Seller:

                    (1)  if the consummation of the transactions
               contemplated by this Agreement by Seller would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction;

                    (2)  following receipt by Seller or the
               General Partner of an unsolicited proposal for an Alternative Transaction to the extent that the General Partner determines in good faith on the basis of advice of independent counsel that such action is necessary or appropriate in order for the General Partner to act in a manner that is consistent with its fiduciary obligations under applicable law;

                    (3)  if any representation or warranty of
               Buyer made herein is untrue in any material respect (other than a change permitted or contemplated by this Agreement) and such breach is not cured within 10 days of Buyer's receipt of a notice from Seller that such breach exists or has occurred;

                    (4)  if Buyer shall have defaulted in any
               material respect in the performance of any material obligation under this Agreement and such breach is not cured within 30 days of Buyer's receipt of a notice from Seller that such default exists or has occurred; or

                    (5) if the conditions to Seller's obligations to consummate the Closing as set forth in Article
               IX cannot reasonably be satisfied on or before the Termination Date.

                    (6) within five Business Days after September 2, 1998 if Seller shall not have received an opinion on or before such date from Seller's financial advisors as to the fairness, from a financial point of view, of the transactions contemplated by this Agreement.

               (3)  by Buyer:

                    (1)  if the consummation of the transactions
               contemplated by this Agreement by Buyer would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction;

                    (2)  if any representation or warranty of
               Seller made herein is untrue in any material respect (other than due to a change permitted or contemplated by this Agreement) and such breach is not cured within 10 days of Seller's receipt of a notice from Buyer that such breach exists or has occurred;

                    (3)  if Seller shall have defaulted in any
               material respect in the performance of any material obligation under this Agreement and such breach is not cured within 30 days of Seller's receipt of a notice from Buyer that such default exists or has occurred;

                    (4) if the conditions to Buyer's obligations to consummate the Closing as set forth in Article
               VIII cannot reasonably be satisfied on or before the Termination Date;

                    (5) within 10 days after receipt by Buyer of a notice from Seller that the loss or damage to the Assets resulting from fire, theft or other casualty is so substantial as to prevent normal operation of any material portion of the System, as contemplated by Section 7.7(a);

                    (6)  following a Taking, as contemplated by
               the first sentence of Section 7.7(b);

               (4) Unless the Closing shall have theretofore taken place, by either party after the Termination Date, provided that the terminating party is not otherwise in default or breach of this Agreement.

          10.2 Manner of Exercise. In the event of the termination of this Agreement by either Buyer or Seller, pursuant to Section 10.1, notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereunder shall be abandoned without further action by Buyer or Seller.

          10.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1 and prior to the Closing, all obligations of the parties hereunder shall terminate, except for the respective obligations of the parties under Section 14.12; provided, however, that no termination of this Agreement shall (a) except as set forth in Section 10.4, relieve a defaulting or breaching party from any liability to the other party or parties hereto for or in respect of such default or
(b) result in the rescission of any transaction theretofore consummated hereunder.

          10.4 Liquidated Damages. In the event of the termination of this Agreement by

Seller pursuant to either Section 10.1(b)(iii) or 10.1(b)(iv) prior to the Closing, Seller shall have the option, upon notice from Seller to Buyer given as provided in the Escrow Agreement, to receive as liquidated damages, and not as a penalty, the Deposit (together with all interest earned thereon). In the event Seller elects to receive the Deposit as liquidated damages as set forth in this Sec tion 10.4, Buyer shall promptly (but in no event more than five
Business Days after receipt of such notice) take all action required under the Escrow Agreement to cause the Deposit (together with all interest earned thereon) to be released to Seller. If
Seller elects to receive the Deposit as liquidated damages as set forth in this Section 10.4, Seller shall, upon receipt of the Deposit (together with all interest earned thereon), be precluded from exercising any other right or remedy available under this Agreement or applicable law.


                            ARTICLE XI

11.  Nature and Survival of Representations, Warranties and
     Agreements.

          11.1 Nature of Representations, Warranties and Agreements. Neither party will be deemed to have made any representation, warranty, covenant or agreement except as set forth in this Agreement. Without limiting the generality of the foregoing, neither party will be liable or bound in any manner by any express or implied representation, warranty, covenant or agreement that is made by any employee, agent or other Person representing or purporting to represent such party.

          11.2 Survival of Representations and Warranties. The representations and warranties of Seller and Buyer in this Agreement and in the documents and instruments to be delivered by Seller and Buyer pursuant to this Agreement will survive the Closing.

          11.3 Time Limitations. If the Closing occurs, neither party shall have any liability to the other with respect to any representation or warranty or any covenant, agreement or obligation to the extent required to be performed or complied with prior to the Closing Date, unless on or before the date which is 180 days after the Closing Date such party is given notice asserting a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by the other.

          11.4 Limitations as to Amount. (a) If the Closing occurs, Seller shall have no liability (for indemnification or otherwise) with respect to any failure or breach of any representation or warranty or any covenant, agreement or obligation to the extent required to be performed on or prior to the Closing Date until the total of all damages with respect to such failure or breach exceeds $37,500 but then for the entire amount of such damages, including those not in excess of $37,500.

               (b) If the Closing occurs, Buyer shall have no liability (for indemnification or otherwise) with respect to any failure or breach of any representation or warranty or any covenant, agreement or obligation to the extent required to be performed on or before the Closing Date until the total of all damages with respect to such failure or breach exceeds

$37,500 but then for the entire amount of such damages, including those not in excess of $37,500.

               (c) If the Closing occurs, Seller's aggregate liability (for indemnification or otherwise) with respect to any failure or breach of any representation or warranty or any covenant, agreement or obligation to the extent required to be performed on or prior to the Closing Date shall be limited to Buyer's right to make a claim against the Seller's Escrow in accordance with procedures set forth in the Indemnity Escrow Agreement; provided, however, that this Section 11.4(c) shall not apply in the event of Seller's fraud.


                           ARTICLE XII

12.  Indemnification.

          12.1 Rights to Indemnification. Subject to the limitations set forth in Sections 11.3 and 11.4, Seller agrees to indemnify and hold harmless Buyer against any loss, liability, claim, damage or expense (including, but not limited to, reasonable attorney's fees and disbursements) arising from (a) any claim for brokerage or agent's or finder's commissions or compensation in respect of the transactions contemplated by this Agreement by any Person purporting to act on behalf of Seller,
(b) any claim that Buyer is liable for the Excluded Liabilities or
(c) Seller's failure or breach of any representation, warranty, covenant, agreement or obligation made or required to be performed by Seller under this Agreement. Subject to the limitations set forth in Sections 11.3 and 11.4, Buyer agrees to indemnify and hold harmless Seller against any loss, liability, claim, damage or expense (including, but not limited, to, reasonable attorney's fees and disbursements) arising from (a) any claim for brokerage or agent's or finder's commissions or compensation in respect of the transactions contemplated by this Agreement by any Person purporting to act on behalf of Buyer, (b) the failure to perform the obligations of the Assumed Liabilities or (c) Buyer's failure or breach of any representation, warranty, covenant, agreement or obligation made or required to be performed by Buyer under this Agreement.

          12.2 Procedure for Indemnification. Promptly after receipt by an indemnified party under Section 12.1 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. If an indemnifying party assumes the defense of such action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and
(b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent
(which shall not be unreasonably withheld). If notice is given to an indemnifying party of the commencement of any action and it does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party.
Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may adversely affect it or its Affiliates other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent
(which shall not be unreasonably withheld).


                           ARTICLE XIII

13.  Miscellaneous.

          13.1 Parties Obligated and Benefitted. (1) Subject to the limitations set forth in clauses (b) and (c) below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement.

               (2)  Employer shall be deemed a third party
beneficiary of Buyer's obligations as set forth in Section 7.3(h).

               (3) Except as otherwise permitted in the following sentence, without the prior written consent of the other parties, no party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement. Buyer, upon written notice to Seller, shall have the right to assign its rights under this Agreement to any of its Affiliates at any time without Seller's consent; provided, however, that notwithstanding such assignment Buyer shall remain obligated to Seller pursuant to the terms and conditions of this Agreement; and provided, further, that, without TCI's consent and Seller's consent, Buyer may not assign its rights under this Agreement to any Affiliate of TCI, any Affiliate of Seller or any Affiliate of Buyer of which TCI owns greater than ten percent of such Person's equity securities. Notwithstanding the foregoing, Buyer may assign its rights under this Agreement to the Joint Venture.

          13.2 Press Releases. Except as required by applicable law based on the advice of counsel, neither party shall make any public announcement, press release or Form 8-K filing under the Exchange Act with the SEC or any other filing with any other regulatory agency with respect to the transactions contemplated by this Agreement, without the prior written approval of the other party.

          13.3 Notices. All notices, consents, approvals, demands, requests and other communications required or desired to be given hereunder must be given in writing, shall refer to this Agreement, and shall be sent by registered or certified mail, return receipt requested, by hand delivery, by facsimile or by overnight courier service, addressed to the parties hereto at their addresses set forth below, or such other addresses as they may designate by like notice:

               To Seller:

                    American Cable TV Investors 5, Ltd.
                    5619 DTC Parkway
                    Englewood, Colorado  80111
                    Attention:  Marvin Jones
                    Facsimile No.:  (303) 488-3210

               With copies to:

                    Kaye, Scholer, Fierman,
                      Hays & Handler, LLP
                    425 Park Avenue
                    New York, New York 10022
                    Attention:  Lynn Toby Fisher, Esq.
                    Facsimile No.:  (212) 836-7152

               To Buyer at:

                    c/o Century Communications Corp.
                    50 Locust Avenue
                    New Canaan, CT  06840-4750
                    Attention:  Scott N. Schneider
                    Facsimile No.:  (203) 966-9228

               With copies to:

                    Leavy Rosensweig & Hyman
                    11 East 44th Street
                    New York, New York 10017
                    Attention: Richard Sauer
                    Facsimile No.: (212) 983-2537


          Any notice from a party hereto may be given by such party's respective attorneys. Any notice or other communications made hereunder shall be deemed to have been given (i) if

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

delivered personally, by overnight courier service or by facsimile, on the date received, or (ii) if by registered or certified mail, return receipt requested, five business days after mailing.

          13.4 Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

          13.5 Captions. The article and section captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

          13.6 CHOICE OF LAW. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO THE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

          13.7 Nonrecourse. Notwithstanding anything in this Agreement to the contrary, in any action brought by reason of this Agreement or the transactions contemplated hereby, no judgment shall be sought or obtained against any of the general or limited partners of Seller or enforced against any of such partners or any of their assets.

          13.8 Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than a limiting sense.

          13.9 Rights Cumulative. Except as set forth in Sec tion 10.4, all rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

          13.10 Further Actions. Seller and Buyer will execute and deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

          13.11 Time. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

          13.12 Expenses. (1) Except as otherwise expressly provided in this Agreement, each party will pay all of its expenses, including attorneys' and accountants' fees, in connection

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with the negotiation of this Agreement, the performance
of its obligations and the consummation of the transactions contemplated by this Agreement.

               (2) If Seller terminates this Agreement pursuant to Section 10.1(b)(ii), Seller shall pay to Buyer all of its Expenses (as defined below) in immediately available funds within 10 Business Days after requested by Buyer (accompanied by reasonably detailed documentation). The term "Expenses" means all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Buyer in connection with the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of counsel, accountants, experts and consultants to Buyer but excluding all fees and expenses of investment banking firms, if any, and excluding any commitment or similar fees or expenses relating to any financings.

          13.13 Specific Performance. The parties agree that irreparable damages would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

          13.14 Schedules. Any disclosure made on a Schedule to this Agreement will be deemed included on any other Schedule to which such disclosure may be pertinent.

          13.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original.

          13.16 Entire Agreement. This Agreement (including the Schedules and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter. This Agreement may not be amended or modified except by a writing signed by the parties.

          13.17 Severability. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

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

          IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:                       AMERICAN CABLE TV INVESTORS 5, LTD.

                              By:  IR-TCI Partners V, L.P.,
                                   its general partner

                                   By:  TCI Ventures Five, Inc.,
                                        its general partner

                                        By:
                                           ___________________________

                                           Marvin Jones
                                           President



BUYER:
                                  CENTURY COMMUNICATIONS CORP.


                                   By:
_                                     _______________________________

                                         Name:  Scott N. Schneider
                                         Title:




TCI hereby agrees with respect to Sections 4.2 (b), 7.3, 7.10(b) and 13.1(c) (including the consent to the assignment referred to therein) only:

TCI COMMUNICATIONS, INC.


By:
   ________________________________

   Name:
   Title:

TCICA hereby agrees with respect to Section
7.14 (including the consent to the assignment referred to therein) only:

TCI CABLEVISION ASSOCIATES, INC.

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

By:
   _______________________________

      Name:
      Title:
                                  42